PROXY               WARBURG PINCUS POST-VENTURE CAPITAL FUND               PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               Special Meeting of Shareholders -- January 27, 2000

The undersigned hereby appoints Hal Liebes and Michael A. Pignataro, each with the power of substitution, as proxies for the undersigned to vote all shares of the Warburg Pincus Post-Venture Capital Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017-3147, on Thursday, January 27, 2000 at 3:00 p.m., Eastern time, and at any adjournments thereof.

Unless otherwise specified in the boxes provided, the undersigned's vote will be cast FOR each item listed on the reverse side.

  A properly executed proxy in which no specification is made will be voted in favor of the Proposal.

--------------------------------------------------------------------------------

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or
                 guardian, please give your full title as such.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------------------------------------

     WARBURG PINCUS POST-VENTURE CAPITAL FUND

----------------------------------------------------

Mark box at right if an address change or comment           |_|
has been noted on the reverse side of this card

1. To approve the Agreement and Plan of Reorganization dated as of [INSERT], 1999 providing that (i) the Fund would transfer to the Warburg Pincus Global Post-Venture Capital Fund (the "Acquiring Fund") all or substantially all of its assets in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities,
      (ii) such shares of the Acquiring Fund would be or distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.

               FOR                   AGAINST               ABSTAIN

               |_|                     |_|                   |_|

      The Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                                  ------------------------------
Please be sure to sign and date this Proxy.                  Date

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Shareholder sign here                             Co-owner sign here